SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 8, 2012
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On January 8, 2012, Hotel Outsource Management International, Inc. (“HOMI”) entered into a new loan agreement with Bahry Business & Finance (1994) Ltd., which is a company controlled by Avraham Bahry, chairman of HOMI’s board of directors. Pursuant to such loan agreement, Bahry Business & Finance (1994) Ltd. Loaned to HOMI the sum of NIS 850,000 (c. $220,000).  The loan is in Israeli Shekels and is linked to Israel’s CPI and bears 6% annual interest.  The loan is for a period of four years, including two years’ grace on the principal, and the lender is entitled during such grace period to convert the loan into shares of HOMI’s common stock at $.03 per share or the price per share in a rights offering if HOMI conducts a rights offering prior to full repayment of the loan.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Loan Agreement by and between HOMI and Bahry Business & Finance (1994) Ltd. dated January 8, 2012

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

January 9, 2012		Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer